SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRIAD SYSTEMS CORP

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 2/03/97           10,000-            9.3747
          GAMCO INVESTORS, INC.
                                 2/03/97              200-            9.5000
                                 1/23/97           82,500-            9.6250
                                 1/22/97           70,000-            9.6250































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ.

          (2) PRICE EXCLUDES COMMISSION.
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